RESTATED ARTICLES OF INCORPORATION

AND ARTICLES OF RESTATEMENT

OF

POTOMAC ELECTRIC POWER COMPANY

          These Restated Articles of Incorporation and Articles of Restatement of Potomac Electric Power Company (hereinafter called the "Company"), a District of Columbia corporation and a domestic corporation of the Commonwealth of Virginia, were duly adopted by the Company in accordance with the provisions of Section 29-101.58a of the District of Columbia Business Corporation Act and Section 13.1-711 of the Virginia Stock Corporation Act. The Company's Articles of Incorporation were originally filed in the District of Columbia on April 28, 1896, and Articles of Reincorporation of an Existing Domestic Corporation were filed in the District of Columbia on February 20, 1957.

          The Restated Articles of Incorporation and Articles of Restatement of the Company are as follows:

I.        The name of the Company is:

POTOMAC ELECTRIC POWER COMPANY

II.      The duration of the Company shall be perpetual.

III.     The purposes for which the Company is organized are:

          (A)     To manufacture, produce, generate, buy, sell, lease, deal in, transmit and distribute (i) power, light, energy and heat in the form of electricity or otherwise, (ii) by-products thereof and (iii) appliances, facilities and equipment for use in connection therewith;

          (B)     To acquire (by construction, purchase, condemnation, lease or otherwise), use, maintain, operate, deal in and dispose of, power plants, dams, substations, office buildings, service buildings, transmission lines, distribution lines, and all other buildings, machinery, property (real, personal or mixed) and facilities (including water power and other sites), and all fixtures, equipments and appliances, necessary, appropriate, incidental or convenient for its corporate purposes; and

          (C)     To conduct business as a public service company, which business is briefly described as the purchase, manufacture, generation, transmission, distribution and sale, both at wholesale and at retail, of electricity or other power or energy for light, heat and power purposes in the District of Columbia, the Commonwealth of Virginia, the State of Maryland and elsewhere.

IV.      The aggregate number of shares which the Company shall have authority to issue is 207,750,000 divided into two classes: the first consisting of 7,750,000 shares of the par value of $50 each; and the second consisting of 200,000,000 shares of $.01 par value each.

V.        Said 7,750,000 shares of the par value of $50 each are designated as Serial Preferred Stock; said 200,000,000 shares of the par value of $.01 each are designated as Common Stock. Such of said authorized shares of Serial Preferred Stock and Common Stock as are unissued at any time may be issued, in whole or in part, at any time or from time to time by action of the Board of Directors of the Company, subject to the laws in force in the District of Columbia and the Commonwealth of Virginia and the terms and conditions set forth in the Articles of Incorporation of the Company.

          The preferences, qualifications, limitations, and restrictions, the special or relative rights, and the voting power in respect of the shares of each said class are as follows:

(A)       SERIAL PREFERRED STOCK

          (a)     Subject to the provisions hereafter in this subdivision (A) set forth, the authorized and unissued shares of Serial Preferred Stock may be divided into and issued, from time to time, in one or more series as the Board of Directors may determine, and the Board of Directors is hereby expressly authorized to adopt from time to time resolutions, in respect of any unissued shares of Serial Preferred Stock, to fix and determine:

          (1)     The division of such shares into series and the designation and authorized number of the shares of the particular series;

          (2)     The rate of dividend for the particular series;

          (3)     The price or prices at and the terms and conditions on which shares of the particular series may be redeemed;

          (4)     The amount payable upon shares of the particular series in the event of voluntary liquidation;

          (5)     Sinking fund provisions (if any) for the redemption or purchase of shares of the particular series; and

          (6)     The terms and conditions (if any) on which the shares of the particular series may be converted into other classes of stock of the Company;

All shares of Serial Preferred Stock shall be of equal rank with each other, regardless of series, and all shares thereof shall be identical except as to the above listed relative rights and preferences, in respect of any or all of which there may be variations between different series as fixed and determined by the Board of Directors in said resolutions. All shares of the Serial Preferred Stock of any one series shall be identical with each other in all respects.

          (b)     The following terms, as used in this subdivision (A), shall have the following meanings:

          (1)     The term senior stock shall mean any class of stock ranking in its claim to assets or dividends prior to the 1,600,000 shares of Serial Preferred Stock created hereby;

         (2)     The term parity stock shall mean any class of stock ranking in its claim to assets or dividends on a parity with the Serial Preferred Stock, but shall not include any of the 1,600,000 shares of Serial Preferred Stock created hereby, nor shall it include any increase in the authorized amount of the Serial Preferred Stock; and

          (3)     The term junior stock shall mean the Common Stock and any other class of stock ranking in its claim to assets or dividends junior to the Serial Preferred Stock.

          (c)     The holders of the Serial Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors, cumulative cash dividends in the case of each series at the annual rate for such series theretofore fixed by the Board of Directors as hereinbefore provided, payable quarter-yearly on the first days of March, June, September and December in each year to stockholders of record on the respective dates fixed for the purpose by the Board of Directors as dividends are declared.

                    No dividend shall be declared on any shares of the Serial Preferred Stock unless there shall likewise be declared on all shares of the Serial Preferred Stock at the time outstanding like dividends, ratably in proportion to the respective annual dividend rates fixed therefor.

                    The dividends on shares of the Serial Preferred Stock shall be cumulative from the quarter-yearly dividend payment date next preceding the date of issue of such shares, unless such shares shall have been issued after the record date and before the payment date for a particular dividend, in which case the dividends shall be cumulative from the quarter-yearly dividend payment date next ensuing after the date of issue of such shares. Unless dividends on all outstanding shares of the Serial Preferred Stock, at the annual dividend rate or rates fixed therefor, shall have been paid for all past quarter-yearly dividend periods to which they are entitled, and the full dividend thereon at said rate or rates for the quarter-yearly dividend period current at the time shall have been paid or declared and set apart for payment, but without interest on accumulated dividends, and unless all sinking fund payments, if any, theretofore required to have been made shall have been made or provided for, no dividends shall be declared and no other distribution shall be made on any junior stock, and no junior stock shall be purchased, retired or otherwise acquired for value by the Company. No dividend shall be declared on any junior stock payable more than 120 days after the date of declaration.

                    The holders of the Serial Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision (c).

          (d)     The Company, at the option of the Board of Directors or by the operation of the sinking fund, if any, provided for the Serial Preferred Stock of any series, may, from time to time, subject to such terms and conditions, if any, as may be fixed by the Board of Directors with respect to any series as hereinbefore provided, redeem the whole or any part of such series at any time outstanding, by paying in cash the applicable redemption price therefor theretofore fixed by the Board of Directors as hereinbefore provided.

                    Notice of every such redemption shall be given by publication at least once in each of two calendar weeks in each of two daily newspapers printed in the English language, one published and of general circulation in the City of Washington, District of Columbia, and the other in the Borough of Manhattan, The City of New York, the first publication to be at least thirty days and not more than sixty days prior to the date fixed for such redemption. At least thirty days' and not more than sixty days' previous notice of every such redemption shall also be mailed to the holders of record of the shares so to be redeemed, at their respective addresses as the same shall appear on the books of the Company; but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed.

                    In case of the redemption of a part only of any series of the Serial Preferred Stock at the time outstanding, the Company or its duly authorized agent shall select by lot the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which the drawings by lot shall be conducted and the terms and conditions upon which the Serial Preferred Stock shall be redeemed from time to time.

                    If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the account of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed to be outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest.

                    Provided, however, in the alternative, that, after giving notice by publication of any such redemption as hereinbefore provided or after giving to the bank or trust company referred to below irrevocable authorization to give or complete such notice by publication, and prior to the redemption date specified in such notice, the Company may deposit in trust, for the account of the holders of the shares of Serial Preferred Stock so to be redeemed, the funds necessary for such redemption with a bank or trust company in good standing, organized and doing business under the laws of the United States or of any state or territory or of the District of Columbia and having its principal office in the City of Washington, District of Columbia, or in the Borough of Manhattan, The City of New York, having capital, surplus and undivided profits aggregating at least Ten Million Dollars, designated in such notice of redemption, and thereupon all shares of the Serial Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Serial Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest and the right to exercise, on or before such redemption date privileges of conversion or exchange, if any, not theretofore expiring.

                    Shares of Serial Preferred Stock purchased or redeemed pursuant to any obligation of the Company to purchase or redeem shares for a sinking fund, shares redeemed pursuant to the provisions hereof or purchased and for which credit shall have been taken against any sinking fund obligation, and shares surrendered pursuant to any conversion right, shall not be reissued or otherwise disposed of and shall be canceled. Any other shares of Serial Preferred Stock redeemed or otherwise acquired by the Company shall continue to be part of the authorized capital stock of the Company and may thereafter, in the discretion of the Board of Directors and to the extent permitted by law, be sold or reissued from time to time, as part of the same or another series, subject to the terms and conditions herein set forth.

                    If and so long as the Company shall be in default in the payment of any quarter-yearly dividend on shares of any series of the Serial Preferred Stock, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any series of the Serial Preferred Stock, the Company may not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default) (i) redeem any shares of the Serial Preferred Stock unless all shares thereof are redeemed, or (ii) purchase or otherwise acquire for a consideration any shares of the Serial Preferred Stock, except pursuant to offers of sale made by holders of the Serial Preferred Stock in response to an invitation for tenders given simultaneously by the Company by mail to the holders of record of all shares of the Serial Preferred Stock then outstanding.

          (e)     In the event of any voluntary liquidation, dissolution or winding up of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holder of each share of the Serial Preferred Stock shall be entitled to be paid in full in cash the amount fixed with respect to such share by the Board of Directors as hereinbefore provided, together with an amount computed at the annual dividend rate therefor from the date upon which dividends thereon became cumulative to the date fixed for the payment thereof, less the aggregate of the dividends theretofore paid thereon. If such payments shall have been made in full to the holders of the Serial Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the Common Stock and any other junior stock according to their respective rights, preferences, restrictions, qualifications and shares.

                    In the event of any involuntary liquidation, dissolution or winding up of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holder of each share of the Serial Preferred Stock shall be entitled to be paid in full the par value thereof in cash, together with an amount computed at the annual dividend rate therefor from the date upon which dividends thereon became cumulative to the date fixed for the payment thereof, less the aggregate of the dividends theretofore paid thereon. If such payments shall have been made in full to the holders of the Serial Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the Common Stock and any other junior stock according to their respective rights, preferences, restrictions, qualifications and shares.

                    With respect to the payments to be made in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, all series of the Serial Preferred Stock shall rank ratably according to their respective interests without preference of any series thereof over any other series.

          (f)     Subject to the limitations hereinafter specified, whenever the full dividends on the Serial Preferred Stock at the time outstanding for all past quarter-yearly dividend periods shall have been paid and the full dividend thereon for the quarter-yearly dividend period then current shall have been paid or declared and a sum sufficient for the payment thereof set apart, then such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared on the Common Stock and any other junior stock, and the Serial Preferred Stock shall not be entitled to participate in any such dividends.

          (g)     So long as any shares of the Serial Preferred Stock are outstanding, no amendment to the Articles of Incorporation of the Company which would (i) create, change any junior stock into, or increase the rights and preferences of, any senior or parity stock, (ii) increase the authorized amount of the Serial Preferred Stock in excess of the 1,600,000 shares created hereby or the authorized amount of any senior or parity stock, or (iii) change the express terms of the outstanding shares of Serial Preferred Stock in any manner substantially prejudicial to the holders thereof, shall be made without the affirmative consent (given in writing without a meeting or by a vote at a meeting duly called for the purpose) of the holders of more than two thirds of the aggregate number of shares of the Serial Preferred Stock then outstanding; but any such amendment may be made with such affirmative consent, together with such additional vote or consent of stockholders as from time to time may be required by law; provided, however, that if any such amendment would change the express terms of the outstanding shares of Serial Preferred Stock of any particular series in any manner substantially prejudicial to the holders thereof without correspondingly affecting the holders of the outstanding shares of Serial Preferred Stock of all series, then, in lieu of such consent of the holders of Serial Preferred Stock (or, if such consent of the holders of the outstanding shares of Serial Preferred Stock is required by law, in addition thereto), a like affirmative consent of the holders of more than two thirds of the Serial Preferred Stock of the affected series at the time outstanding shall be necessary for making such amendment.

          (h)     So long as any shares of the Serial Preferred Stock are outstanding, the Company shall not, without the affirmative consent (given in writing without a meeting or by a vote at a meeting duly called for the purpose) of the holders of at least a majority of the aggregate number of shares of the Serial Preferred Stock then outstanding:

          (1)     issue any shares of the Serial Preferred Stock in excess of 300,000 shares thereof at any one time outstanding, or issue any shares of senior or parity stock (either directly or by reclassification), unless for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the date on which such shares are to be issued net earnings (after depreciation and taxes but before deducting interest) have been at least one and one-half times the annual interest charges and dividend requirements on all indebtedness of the Company and on all shares of Serial Preferred Stock and senior and parity stock which shall then be outstanding; for the purpose of such computation, the shares and any indebtedness proposed to be issued in connection with such issue shall be included, but any indebtedness or shares proposed to be retired in connection with such issue shall be excluded, and in determining such net earnings, the Board of Directors of the Company shall make such adjustments, by way of increase or decrease in such net earnings, as shall in their opinion be necessary to give effect for the entire twelve months for which such net earnings are determined to any acquisition or disposition of property the earnings of which can be separately ascertained, and to any issue, sale, assumption or retirement of securities, which shall have occurred after the commencement of such twelve months' period and prior to or in connection with the issue of the shares of the Serial Preferred Stock or senior or parity stock; or

          (2)     issue any shares of the Serial Preferred Stock, in excess of 300,000 shares thereof at any one time outstanding, or issue any shares of senior or parity stock (either directly or by reclassification), unless immediately after such proposed issue the aggregate of (i) the capital of the Company applicable to its stock ranking junior as to assets and dividends and (ii) the surplus of the Company shall be not less than the aggregate amount payable upon involuntary liquidation to the holders of the Serial Preferred Stock and of senior and parity stock then to be outstanding, excluding from such computation all stock to be retired through such proposed issue; or

          (3)     issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume or guarantee any such unsecured securities, other than for the extension, renewal or refunding of outstanding debt securities theretofore issued or assumed, or for the redemption or retirement of shares of the Serial Preferred Stock or of any senior or parity stock, if immediately after such issue or assumption the total principal amount of such unsecured securities then outstanding would exceed twenty-five per cent of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued, assumed or guaranteed by the Company and then to be outstanding and (ii) the capital and surplus of the Company as then stated on its books less any known excess of book value of the Company's physical property which is devoted to public use over (I) the actual cost thereof to the Company and (II) as to such property as was not acquired as the result of arm's length negotiations, the actual cost thereof to the one first devoting the same to public use; or

          (4)     merge or consolidate with or into any other corporation or corporations or sell or lease all or substantially all of its assets, unless such merger, consolidation, sale or lease, or the issue and assumption of all securities to be issued or assumed in connection with any such merger, consolidation, sale or lease shall have been ordered, approved or permitted by the regulatory authority or authorities having jurisdiction in the premises; provided that the provisions of this clause (4) shall not apply to a purchase, lease or other acquisition by the Company of the franchises or assets of another corporation, or otherwise apply in any manner which does not involve a merger or consolidation or sale or lease by the Company of all or substantially all of its assets.

          (i)     So long as any shares of the Serial Preferred Stock are outstanding, the Company shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on, or purchase or otherwise acquire for value, any of its Common Stock (each such payment distribution purchase and/or acquisition being herein referred to as a "Common Stock dividend") except to the extent permitted by the following provisions:

          (1)     No Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration of such Common Stock dividend, would in the aggregate exceed 50% of the net earnings of the Company for the period consisting of the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such Common Stock dividend after deducting from such net earnings dividends accruing on any stock other than Common Stock of the Company during such period, if at the end of such period, the ratio (herein referred to as the "capitalization ratio") of the sum of (i) the capital represented by the Common Stock (including premiums on Common Stock) and (ii) the surplus accounts of the Company, to the sum of (I) the total capital and (II) the surplus accounts of the Company (after adjustment in each case of the surplus accounts to reflect payment of such Common Stock dividend) would be less than 20%.

          (2)     If such capitalization ratio, determined as aforesaid, shall be 20% or more, but less than 25%, no Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration of such Common Stock dividend, would in the aggregate exceed 75% of the net earnings of the Company for the period consisting of the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such Common Stock dividend after deducting from such net earnings dividends accruing on any stock other than the Common Stock of the Company during such period; and

          (3)     If such capitalization ratio, determined as aforesaid, shall be in excess of 25%, no Common Stock dividend shall be declared or paid which would reduce such capitalization ratio to less than 25% except to the extent permitted by the next preceding subparagraphs (1) and (2).

            For the purposes of this subdivision (i) the total capital of the Company shall be deemed to consist of the aggregate of (x) the principal amount of all outstanding indebtedness of the Company represented by bonds, notes or other evidences of indebtedness maturing by their terms one year or more after the date of the issue thereof and (y) the par or stated value of all outstanding capital stock (including premiums on capital stock) of all classes of the Company. All indebtedness and shares of stock of the Company acquired by the Company and held in its treasury shall be excluded in determining total capital.

            Purchases or other acquisitions of Common Stock shall be deemed, for the purposes of the foregoing provisions of this subdivision (i), to have been declared as dividends as of the date on which such purchases or acquisitions are consummated.

          (j)     No holder of Serial Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into, or carrying or evidencing any right to purchase, stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

          (k)     Except as otherwise in subdivisions (g) and (h) of this subdivision (A) or by statute specifically provided, the Serial Preferred Stock shall have no voting power unless and until dividends payable thereon are in default in an amount equivalent to four full quarter-yearly dividends on the Serial Preferred Stock at the time outstanding. In such event and until such default shall have been remedied as hereinafter provided, the holders of Serial Preferred Stock, voting separately, shall become entitled to elect twenty-five percent of the Board of Directors, or the smallest number of directors that exceeds twenty-five percent of the Board, but in no event less than two directors, and the other stockholders then entitled to vote for the election of directors, voting separately by classes if so required by the provisions applicable to such classes, shall be entitled to elect the remaining directors of the Company. Upon the accrual of such special right to the holders of Serial Preferred Stock a meeting of the stockholders then entitled to vote for the election of directors shall be held upon notice promptly given, as provided in the By-Laws for a special meeting, by the President or the Chairman of the Board of the Company. If within fifteen days after the accrual of such special right to the holders of Serial Preferred Stock, the President and the Chairman of the Board of the Company shall fail to call such meeting, then such meeting shall be held upon notice, as provided in the By-Laws for a special meeting, given by the holders of not less than five hundred shares of Serial Preferred Stock after filing with the Company notice of their intention so to do. The terms of office of all persons who may be directors of the Company at the time shall terminate upon the election of directors by the holders of Serial Preferred Stock, whether or not at the time of such termination the remaining directors of the Company shall have been elected; and thereafter and during the continuance of such special right of the holders of Serial Preferred Stock, the Board of Directors shall be divided into two or more classes, one class consisting of the directors to be elected by the holders of Serial Preferred Stock and the other class or classes consisting of the directors to be elected by the other stockholders entitled to vote for the election of directors, and the directors of each such class elected at such meeting, or at any adjournment thereof, and the directors of each such class elected at any subsequent annual meeting for the election of directors, held during the continuance of such special right, shall hold office until the next succeeding annual election and until their respective successors by classes are elected and qualified.

                 However, if and when all dividends then in default on the Serial Preferred Stock shall be paid (and such dividends shall be declared and paid as soon as reasonably practicable out of surplus or net profits, but without diminishing the amount of capital of the Company), the holders of Serial Preferred Stock shall be divested of such special right, but subject always to the same provisions for the revesting of such special right in the holders of Serial Preferred Stock in the case of any similar future default or defaults. Whenever the holders of Serial Preferred Stock shall be so divested of such special right, the method of election of the Board of Directors by the vote of the other stockholders entitled to vote for the election of directors exclusively shall be restored, and the election of directors shall take place at the next succeeding annual meeting for the election of directors, or at any adjournment thereof.

          (l)     Except as hereinafter provided, during the continuance of the special right of the holders of Serial Preferred Stock to elect directors as provided in subdivision (k) of this subdivision (A), at all meetings for the election of directors the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Serial Preferred Stock shall be necessary to constitute a quorum for the election of directors whom the holders of Serial Preferred Stock are entitled to elect, and the presence in person or by proxy of the holders of record of a majority of the outstanding shares of each other class of stock then entitled to vote for the election of directors shall be necessary to constitute a quorum for the election of the directors whom the holders of such class of stock are entitled to elect. In the absence of such a quorum of the holders of stock of any particular class then entitled to vote for the election of directors, the holders of a majority of the shares of the stock of such class so present in person or represented by proxy may adjourn from time to time the meeting for the election of directors to be elected by such stock, without notice other than announcement at the meeting, until the requisite quorum of holders of such stock shall be obtained. However, at the first meeting for the election of directors after any accrual of the special right of the holders of Serial Preferred Stock, and at any subsequent annual meeting for the election of directors held during the continuance of such special right, if there shall not be such a quorum of the holders of Serial Preferred Stock the meeting shall be adjourned from time to time as above provided until such quorum shall have been obtained; provided that, if such quorum shall not have been obtained within ninety days from the date of such meeting as originally called (or, in the case of any annual meeting held during the continuance of such special right, from the date fixed for such annual meeting), the presence in person or by proxy of the holders of record of one third of the outstanding shares of Serial Preferred Stock shall then be sufficient to constitute a quorum for the election of the directors whom the holders of Serial Preferred Stock are then entitled to elect. The absence of a quorum of the holders of any class of stock then entitled to vote for the election of directors shall not, except as hereinafter provided, prevent or invalidate the election by the other class or classes of stockholders of the directors which they are entitled to elect, if the necessary quorum of stockholders of such other class or classes is present in person or represented by proxy at any such meeting or any adjournment thereof. However, at the first meeting for the election of directors after any accrual of the special right of the holders of Serial Preferred Stock to elect directors as provided in subdivision (k) of this subdivision (A), the absence of a quorum of the holders of Serial Preferred Stock shall prevent the election of directors by the holders of Common Stock until the election of directors by the holders of Serial Preferred Stock after a quorum of the holders of Serial Preferred Stock shall have been obtained.

(B)        COMMON

          (a)     No holder of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into, or carrying or evidencing any right to purchase, stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

          (b)     Except as otherwise provided by statute or by this Article V, voting rights for all purposes shall be vested exclusively in the holders of the Common Stock, who shall have one vote for each share held by them.

VI.     The following provisions are set forth herein for the regulation of the internal affairs of the Company:

          At the date hereof, the Company has issued and outstanding $1,006,800,000 aggregate principal amount of First Mortgage Bonds issued under and secured by the lien of the Company's Mortgage and Deed of Trust dated July 1, 1936, as amended and supplemented, heretofore made by the Company to The Bank of New York (as successor to The Riggs National Bank of Washington, D.C.), as Trustee, which Mortgage and Deed of Trust, as amended and supplemented, constitutes a lien on substantially all the properties and franchises of the Company, other than cash, accounts receivable and other liquid assets, securities, leases by the Company as lessor, equipment and materials not installed as part of the fixed property, and electric energy and other materials, merchandise or supplies produced or purchased by the Company for sale, distribution or use. The Board of Directors of the Company may from time to time cause to be issued additional First Mortgage Bonds to be secured by said Mortgage and Deed of Trust, as heretofore or hereafter amended and supplemented, without limitation as to principal amount and without action by or approval of the Company's shareholders, and in connection therewith may cause to be executed and delivered by the Company such supplemental indentures, containing such additional covenants, as the Board may approve.

          Without the assent of the shareholders of any class the stated capital of the Company may, from time to time, be reduced in respect of shares of its Serial Preferred Stock reacquired in conversion and cancelled.

VII.          The address of the Company's registered office in the District of Columbia is 701 Ninth Street, N.W., and the name of its registered agent at such address is John J. Sullivan.

                 The address of the Company's registered office in Virginia is 8280 Greensboro Drive, #900, P.O. Box 9346, Tyson's Corner, McLean, Virginia 22102; and the name of its registered agent at such address is Sean F. Murphy, who is a resident of Virginia and a member of the Virginia State Bar.

VIII.        The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors of the Company shall be the number from time to time fixed by, or in the manner provided in, the By-Laws of the Company. The directors shall be elected in the manner provided in the By-Laws.

                 Notwithstanding the foregoing, whenever the holders of any class of stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

                 IN WITNESS WHEREOF, Potomac Electric Power Company has duly caused these Restated Articles of Incorporation and Articles of Restatement to be duly executed in its name by Dennis R. Wraase, its President, and its corporate seal to be hereunto affixed and duly attested by Ellen Sheriff Rogers, its Secretary, all as of the 12th day of August, 2002.

D. R. WRAASE Dennis R. Wraase President
Attest: ELLEN SHERIFF ROGERS Ellen Sheriff Rogers Secretary